UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 2, 2017

CABINET GROW, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55340	46-5546647
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

319 Clematis Street, Suite 812, West Palm Beach, FL 33401

(Address of principal executive offices, including zip code)

(561) 249-6511

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿶ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿶ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿶ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿶ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Directors or Certain Officers

On May 2, 2017, Samuel May notified the Company that he is resigning as the Company’s President, Chief Executive Officer and Interim Chief Financial Officer for personal reasons and to pursue other interests.  Mr. May indicated that his resignation was voluntary and has no disagreements with management and will continue to serve on the Company’s Board of Directors as Chairman.

 Appointment of Principal Officer

On May 2, 2017, Mr. Barry Hollander was appointed Chief Executive Officer and Chief Financial Officer of the Company and has also been named to serve as a member of the Board of Directors and shall serve until the next Annual Meeting of Stockholders and thereafter, until his respective successor is duly elected, qualified and practicable to replace Mr. Hollander. Mr. Hollander is the sole member of Venture Equity, LLC, a financial consulting Florida limited liability company. Venture Equity has been compensated $4,000 a month since September 2016, for providing these services.

Mr. Hollander was previously the company's CEO and CFO from January 12, 2016 through May 16, 2016.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

5.1	Resignation of Samuel May

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABINET GROW, INC.

Date: May 3, 2017	By:	/s/ Barry Hollander
Barry Hollander Chief Executive Officer